Exhibit 10.1
Form 8K
Filed: February 23, 2021
FIRST MODIFICATION TO PROMISSORY NOTE

This modification to PROMISSORY NOTE (this “Modification”) dated March 1, 2021, is entered into by and between ROANOKE GAS COMPANY (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note (Variable Maximum) in the stated amount of $28,000,000.00, executed by Borrower and payable to the order of Bank, dated March 25, 2020, as modified from time to time (the "Note"), which Note is subject to the terms and conditions of a credit agreement between Borrower and Bank dated March 31, 2016, as amended from time to time (the "Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. Subsection (v) under Adjustments in Availability, Paragraph (c) under the heading “BORROWING AND REPAYMENT” is hereby deleted in its entirety, and the following substituted therefor:

“(v) $28,000,000.00 from March 1, 2021 up to and including July 19, 2021;”

2. The effective date of this Modification shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Modification, Bank shall not be obligated to extend credit under this Modification or any other Loan Document until all conditions to each extension of credit set forth in the Agreement have been fulfilled to Bank's satisfaction.

(a)        Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Modification shall be satisfactory to Bank's counsel.

(b)        Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)This Modification and each other instrument or document required hereby.

(ii)Such other documents as Bank may require under any other Section of this Modification.

Exhibit 10.1
Form 8K
Filed: February 23, 2021
3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Modification to be effective as of the effective date set forth herein.

ROANOKE GAS COMPANY		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul W. Nester	By:	/s/ Matthew S. Churchill

PAUL W. NESTER,		MATTHEW S. CHURCHILL,
PRESIDENT, CHIEF EXECUTIVE OFFICER		SENIOR VICE PRESIDENT

By:	/s/ Randall P. Burton, II

RANDALL P. BURTON, II,
CHIEF FINANCIAL OFFICER, TREASURER, SECRETARY